UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

 Appointment of Director

On January 6, 2022, the Board of Directors of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) expanded the number of directors from seven to eight and appointed Lori Teranishi as a director of the company.  Ms. Teranishi is also expected to be appointed to serve on one or more of the standing Committees of the Board when her schedule permits.

Ms. Teranishi is the founder and Chief Executive Officer of iQ 360, a privately held strategic communications company with offices in Honolulu, San Francisco, New York and Washington DC, whose clients include business leaders, global corporations, innovative startups, nonprofits, and government agencies. She is an expert in business consulting, crisis communications, issues management, corporate positioning, and marketing strategy. She has a successful track record repositioning brands, launching, and executing major change initiatives, counseling companies in the sustainability and ESG (environmental, social, and corporate governance) space and protecting reputations in the face of high-profile litigation, mass company layoffs and regulatory investigations. Before founding iQ 360 in 2010, Ms. Teranishi oversaw product development as a vice president at Visa, where she launched a global loyalty program and other consumer and B2B products. She also served as chief of staff to Visa’s chief operating officer, managing business planning for the company, and prior to that role, had responsibility for variety of communications functions. Ms. Teranishi holds bachelor’s degrees in mass communications and political science from the University of Utah and earned her MBA from the University of San Francisco. Ms. Teranishi was named a Ragan’s Top Woman Leader in Communications in 2020 and received a Distinguished Alumni Award from the University of Utah in 2019.

Ms. Teranishi will receive the same compensation as our other non-employee directors and members of any Board Committee to which she may be appointed as described under the caption “Executive Compensation - Current Director Compensation” in our definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on October 12, 2021 and incorporated herein by reference.  It is expected that she also will enter into our standard-form of indemnification agreement for directors and executive officers which appears as an exhibit to our Annual Report on Form 10-K/A filed with the SEC on August 10, 2021.  As with our other directors, Ms. Teranishi will serve as a director until her successor is elected and qualified or her resignation, disqualification or removal.

There are no family relationships between Ms. Teranishi and any of our other directors, executive officers, or persons nominated or chosen to become a director or executive officer.  Ms. Teranishi is not a party to any current or proposed transaction for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2022	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ YASUSHI NAGASAKI
	Name:	Yasushi Nagasaki
	Title:	Chief Financial Officer

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